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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on November 15, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIBOZYME PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	34-1697351 (IRS Employer Identification Number)

2950 Wilderness Place, Boulder, Colorado 80301
(Address of Principal Executive Offices) (Zip Code)

RIBOZYME PHARMACEUTICALS, INC. 2001 STOCK OPTION PLAN
(Full Title of the Plan)

Marvin Tancer Ribozyme Pharmaceuticals, Inc. 2950 Wilderness Place Boulder, Colorado 80301 (Name and Address of Agent for Service) (303) 449-6500 (Telephone Number of Agent for Service)	COPIES TO: Karen L. Witt, Esq. Rothgerber Johnson & Lyons LLP 1200 17th Street, Suite 3000 Denver, Colorado 80202 (303) 623-9000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	2,000,000	$0.44(1)	$880,000(1)	$80.96(1)

(1)
Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the following: options for 2,000,000 shares at a weighted average exercise price of $0.44 a share which represents the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market System on November 14, 2002.

        In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan(s) described herein.

i

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, all of which were previously filed by Ribozyme Pharmaceuticals, Inc. (the "Company") (File No. 0-26692) with the Commission pursuant to the Securities Exchange Act ("Exchange Act"), are hereby incorporated by reference:

        (1)  The Company's Annual Report on Form 10-K filed on April 1, 2002, for the year ended December 31, 2001;

        (2)  The Company's Quarterly Reports on Forms 10-Q filed May 15, 2002, for the quarter ended March 31, 2002, filed August 14, 2002, for the quarter ended June 30, 2002, and filed November 14, 2002, for the quarter ended September 30, 2002;

        (3)  All other reports filed pursuant to Section 13(a) or 13(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above;

        (4)  The description of the common stock of the Company, par value $0.01 (the "Company Stock"), contained in the Company's Registration Statement on Form 8-A filed by the Company under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

        (5)  The Company's Proxy Statement filed on April 24, 2002, in connection with the Annual Meeting of Shareholders held on May 24, 2002.

        All documents subsequently filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the Company Stock registered pursuant to this Form S-8 Registration Statement will be passed upon for the Company by the law firm of Rothgerber Johnson & Lyons LLP, One Tabor Center, Suite 3000, 1200 17th Street, Denver, Colorado 80202, which has served as special counsel to the Company in the preparation of the Form S-8 Registration Statement. No members of Rothgerber Johnson & Lyons LLP have a substantial interest in the Company or are employed on a contingent basis by the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Delaware General Corporation law, as presently in effect, provides that any person who is or was a director, officer, employee or agent (collectively an "Agent") of the corporation or is or was serving at the request of the corporation as an Agent of another entity:

        (1)  must be indemnified by the corporation for all expenses incurred by him (including attorney fees) when he is successful on the merits or otherwise in defense of any proceeding brought by reason of the fact that he is or was an Agent of the corporation ("Proceeding");

        (2)  may be indemnified by the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement of any Proceeding (other than a Proceeding by or in the right of the corporation) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful); and

        (3)  may be indemnified by the corporation for expenses (including attorneys' fees) incurred by him in the defense of a Proceeding brought by or in the right of the corporation even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made under the circumstances described in clause (3) if the Agent is adjudged liable to the corporation, unless a court determined that, despite the adjudication of liability, but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (2) and (3) above (unless ordered by a court) may be made only as authorized in the specific case upon a determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) the stockholders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Expenses incurred by an officer or director in defending a Proceeding may be advanced by the corporation prior to the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the person to repay the advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Expenses incurred by other employees and agents may be advanced by the corporation upon terms and conditions deemed appropriate by the board of directors.

        Article XI of the Bylaws of the Registrant reads, in part, as follows:

        "a. Directors and Executive Officers. The corporation shall indemnify its Directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

        b.    Other Officers, Employees and Other Agents. The corporation shall have the power to indemnify its other offices, employees and other agents as set forth in the Delaware General Corporation Law."

        d.    Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise."

        Article VI of the Certificate of Incorporation of the Registrant reads as follows:

        "A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an important personal benefit. If the Delaware Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended."

ITEM 8. EXHIBITS

        The following exhibits are attached to this registration statement:

Exhibit 4.1	Ribozyme Pharmaceuticals, Inc. 2001 Stock Option Plan
Exhibit 5	Opinion of Rothgerber Johnson & Lyons LLP
Exhibit 23.1	Consent of Ernst & Young LLP
Exhibit 23.2	Consent of Rothgerber Johnson & Lyons LLP (included in Exhibit 5 hereto)
Exhibit 24	Power of Attorney (included on signature page hereto)

ITEM 9. UNDERTAKINGS

  (a)
  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i)    to include any prospectus required by Section 10(a)(3) or the Securities Act;

            (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  FILING OF REGISTRATION STATEMENT ON FORM S-8

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder and the State of Colorado, on this 15thday of November 2002.

RIBOZYME PHARMACEUTICALS, INC.
By:	/s/ HOWARD W. ROBIN Howard W. Robin Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Howard W. Robin and Marvin Tancer and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any one of them, or their or his substitute or substitutes, may lawfully do or causes to be done by virtue hereof.

Signature	Title	Date

/s/ HOWARD W. ROBIN Howard W. Robin	Director, Chief Executive Officer and President	November 15, 2002
/s/ JEREMY L. CURNOCK COOK Jeremy L. Curnock Cook	Director	November 15, 2002
/s/ JOHN GROOM John Groom	Director	November 15, 2002
/s/ SAMUEL R. SAKS Samuel R. Saks	Director	November 15, 2002
/s/ ANDERS P. WIKLUND Anders P. Wiklund	Director	November 15, 2002

EXHIBIT INDEX

Exhibit No.	Description
4.1	Ribozyme Pharmaceuticals, Inc. 2001 Stock Option Plan
5	Opinion of Rothgerber Johnson & Lyons LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Rothgerber Johnson & Lyons LLP (included in Exhibit 5 hereto)
24	Power of Attorney (included on signature page hereto)